UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, the Compensation Committee of the Board of Directors of Coherus BioSciences, Inc. (the “Company”) adopted the Coherus BioSciences, Inc. Executive Change in Control and Severance Plan (the “Severance Plan”), effective April 5, 2017, for certain employees of the Company, including each of the Company’s named executive officers (as identified in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission, the “executives”).

The Severance Plan provides for the payment of severance and other benefits to the executives in the event of a termination of employment by the Company other than for “cause” or by the executive’s “constructive termination” (each as defined in the Severance Plan and each such termination, a “Covered Termination”).

In the event of a Covered Termination of an executive other than during the 12-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits to such executive, subject to the executive’s delivery to the Company of a general release of all claims against the Company and its affiliates (a “Release”):

•	continued payment of the executive’s base salary during a specified period (such period, the “Severance Period”), which is

•	24-months in the case of the Chief Executive Officer of the Company (Dennis M. Lanfear); and

•	12-months in the cases of the each of the Company’s Chief Financial Officer (Jean-Frédéric Viret, Ph.D.), Chief Medical Officer (Barbara K. Finck, M.D.), Chief Scientific Officer (Alan C. Herman, Ph.D.) or Chief Technical Officer ( Peter K. Watler, Ph.D.);

•	payment or reimbursement of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) healthcare premiums until the earlier of (a) the last day of the applicable Severance Period and (b) the date the executive and his or her dependents, if any, become eligible under another employer’s plan(s); and

•	each outstanding Company equity award that the executive holds as of the date of the executive’s Covered Termination will vest and, if applicable, become exercisable to the same extent such equity award would have vested had the executive remained employed by the Company during the Severance Period.

In the event of a Covered Termination of an executive during the 12-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits to such executive, subject to the executive’s delivery to the Company of a Release:

•	an aggregate amount of base salary the executive would have received during the Severance Period, at the then-current rate in effect, had the executive remained employed by the Company during the Severance Period, payable in a cash lump sum, less applicable withholdings;

•	payment or reimbursement of COBRA healthcare premiums until the earlier of (a) the last day of the applicable Severance Period and (b) the date the executive and his or her dependents, if any, become eligible under another employer’s plan(s); and

•	each outstanding Company equity award that the executive holds as of the date of the executive’s Covered Termination will vest and, if applicable, become exercisable, as to 100% of the shares underlying such equity award.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Coherus BioSciences, Inc. Executive Change in Control and Severance Plan, effective April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2017	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Coherus BioSciences, Inc. Executive Change in Control and Severance Plan, effective April 5, 2017.